
                     CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                       For the three months ended June 30,
                                  (Unaudited)


                                               (In thousands, except share
                                                  and per share amounts)

                                                  1996            1995
                                               ----------      ----------
PRIMARY

Net income applicable to common stock          $   14,026      $   13,490
                                               ==========      ==========

Weighted average number of shares of
  common stock outstanding during the
  period                                       22,441,471      22,418,508

Common stock under stock option grants             10,850          12,198
                                               ----------      ----------
  Average shares                               22,452,321      22,430,706
                                               ==========      ==========

Primary net income per common share            $     0.63      $     0.60
                                               ==========      ==========

FULLY DILUTED

Net income applicable to common stock          $   14,026      $   13,490

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax          365             369
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                        (33)            (42)
    Add tax benefit associated with dividends
     paid on allocated common shares                   57              45
                                               ----------      ----------
Adjusted income applicable to common stock     $   14,415      $   13,862
                                               ==========      ==========
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,441,471      22,418,508

Number of equivalent common shares
  attributable to ESOP                          1,404,390       1,415,515

Common stock under stock option grants             10,982          12,198
                                               ----------      ----------
  Average shares                               23,856,843      23,846,221
                                               ==========      ==========

Fully diluted net income per common share      $     0.61      $     0.58
                                               ==========      ==========


                     CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                         For the six months ended June 30,
                                 (Unaudited)


                                               (In thousands, except share
                                                  and per share amounts)

                                                  1996            1995
                                               ----------      ----------
PRIMARY

Net income applicable to common stock          $   23,542      $   21,072

Weighted average number of shares of
  common stock outstanding during the
  period                                       22,439,139      22,411,970

Common stock under stock option grants             11,291          13,313
                                               ----------      ----------
  Average shares                               22,450,430      22,425,283
                                               ==========      ==========

Primary net income per common share            $     1.05      $     0.94
                                               ==========      ==========

FULLY DILUTED

Net income applicable to common stock          $   23,542      $   21,072

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax          731             737
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                        (74)            (92)
    Add tax benefit associated with dividends
     paid on allocated common shares                  110              85
                                               ----------      ----------
Adjusted income applicable to common stock     $   24,309      $   21,802
                                               ==========      ==========
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,439,139      22,411,970

Number of equivalent common shares
  attributable to ESOP                          1,406,213       1,417,085

Common stock under stock option grants             11,316          13,363
                                               ----------      ----------
  Average shares                               23,856,668      23,842,418
                                               ==========      ==========

Fully diluted net income per common share      $     1.02      $     0.91
                                               ==========      ==========